EXHIBIT 10.13
PERFORMANCE AND INDEMNITY AGREEMENT
[___________]
Between
Huntington Ingalls Industries, Inc. and Northrop Grumman Corporation
Relating to the performance guarantees entered into between Northrop Grumman
Corporation and the United States of America, Naval Sea Systems Command (the “Navy”)
in connection with certain shipbuilding contracts between Northrop Grumman
Shipbuilding, Inc. and the Navy

     THIS PERFORMANCE AND INDEMNITY AGREEMENT (this “Agreement”) is made as of [__________], by and between Huntington Ingalls Industries, Inc., a Delaware corporation having its office at 4101 Washington Avenue, Newport News, VA 23607 (“HII”), and Northrop Grumman Corporation, a Delaware corporation having its office at 4101 Washington Avenue, Newport News, VA 23607 (“NGC”).
RECITALS
A. Pursuant to the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, among HII, NGC, New P, Inc., a Delaware corporation (“New NGC”) and certain subsidiaries of NGC, the parties thereto have agreed, among other things, that New NGC will distribute all of the outstanding shares of common stock of HII to the holders of common stock of New NGC (the “Distribution”).
B. Pursuant to (a) the Performance Guaranty (the “2002 Performance Guaranty”), dated as of April 11, 2002, by NGC, as guarantor, to the United States of America, Naval Sea Systems Command (the “Navy”), as beneficiary, (b) the Performance Guaranty (the “2006 Performance Guaranty”), dated 2006, by NGC, as guarantor, to the Navy, as beneficiary, (c) the Performance Guaranty (the “2007 Performance Guaranty”), dated as of April 24, 2007, by NGC, as guarantor, to the Navy, as beneficiary, and (d) any other similar guarantee pursuant to which NGC has guaranteed the performance of Northrop Grumman Shipbuilding, Inc., a Virginia corporation (“NGSB”), or any affiliate of NGSB, under shipbuilding construction contracts with the Navy or a command or other division thereof (any such guarantee, together with the 2002 Performance Guaranty, the 2006 Performance Guaranty and the 2007 Performance Guaranty, the “Navy Guarantees”), NGC has guaranteed the full and prompt performance of obligations of NGSB under the related construction contracts between NGSB and the Navy.
C. As a condition to the Distribution under the Separation Agreement, HII and NGC must execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions herein contained, the parties hereto agree as follows:
1.	PERFORMANCE BY HII ON BEHALF OF NGC

1.1	HII shall comply, on behalf of NGC, with all the provisions of the Navy Guarantees with which NGC is obligated to comply. HII shall have responsibility for the payment and performance of all outstanding obligations and liabilities of every type and description of the guarantor under the Navy Guarantees whether now existing or hereafter arising under the Navy Guarantees and shall pay and perform such outstanding obligations and liabilities in the time and manner required under the Navy Guarantees as the same fall due for payment and performance, notwithstanding that a request for payment and/or performance may be directed to NGC.

1.2	HII shall remain responsible to comply with all the provisions of the Navy Guarantees on behalf of NGC, even if such provisions are amended, supplemented or otherwise modified after the date hereof.

1.3	NGC will continue to be the guarantor of the Navy Contracts as provided in the Navy Guarantees. Nothing in this Agreement will release NGC from its obligations as guarantor under the Navy Guarantees.

2.	INDEMNIFICATION

HII shall indemnify NGC and keep NGC fully and effectively indemnified from and against and hold NGC harmless from and against any and all past, present and future liabilities, losses, damages, penalties, judgments, actions, proceedings, claims, demands, costs, fees and expenses of any kind or nature whatsoever to which NGC may become subject or that may be imposed on, incurred by, suffered by, made against or asserted against NGC, in any manner relating to, arising out of or in connection with the Navy Guarantees and/or any failure by HII to perform any of those obligations, including in respect of any failure on the part of NGC to perform any of those obligations which by this Agreement are to be performed by HII, or any claim, litigation, investigation or proceeding relating thereto and to reimburse NGC upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing.

3.	FURTHER ASSURANCES

HII, at its own expense, shall perform promptly such acts as may be reasonably necessary or advisable, or that NGC may reasonably request at any time, to carry out the intent of this Agreement, including, to execute and deliver (or cause any third party to execute and deliver) any such additional agreements, documents and instruments to evidence HII’s agreements to comply with the provisions of the Navy Guarantees on NGC’s behalf and to indemnify NGC as set forth in Sections 1 and 2 hereof.

4.	ENTIRE AGREEMENT

This Agreement represents the entire agreement between the parties in relation to the subject matter of this Agreement and supersedes any previous agreement whether written or oral between the parties in relation to that subject matter.

5.	SEVERABILITY

If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision, or part thereof, to the extent that it is illegal or unenforceable, shall be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. Subject to the preceding sentence, should any term or provision of this Agreement be or become ineffective, in whole or in part, for reasons beyond the control of the parties, the parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective term or provision or part thereof.

6.	NOTICES

Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person, transmitted via facsimile (but only if followed by transmittal by recognized overnight courier or hand delivery), or sent by registered or certified mail, postage prepaid, or recognized overnight courier service addressed to the party concerned at the relevant address shown at the beginning of this Agreement (or such other address as may be notified from time to time in accordance with this Clause by the relevant party to the other party), and such notice or communication shall be deemed to have been given (a) as of the date so personally delivered or transmitted via facsimile, (b) on the third Business Day after the mailing thereof or (c) on the first Business Day after delivery by recognized overnight courier service. The term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

7.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

8.	GOVERNING LAW

THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

9.	INTERPRETATION

9.1	References

In this Agreement, unless the context otherwise requires:
(a)	any reference to an agreement or other document is to that document as amended, supplemented or replaced from time to time; and

(b)	the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
9.2	Headings

In this Agreement the headings are for convenience only and shall not affect the interpretation or construction of this Agreement.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers or authorized signatories thereunto duly authorized as of the date first above written.

HUNTINGTON INGALLS INDUSTRIES, INC.
By:
Name:
Title:

NORTHROP GRUMMAN CORPORATION
By:
Name:
Title:

Signature Page to Performance and Indemnity Agreement — Navy Guarantees